EX-99.j

                        CONSENT OF INDEPENDANT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Financial Statements", and "Independent Auditors" and to the use of our report dated October 22, 1999 in the Registration
Statement (Form N-1A) of the Universal Capital Investment Trust Fund and its incorporation by reference in the related Prospectus and Statement of Additional Information of Universal Capital Growth Fund, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 (File No. 33-37668) and in this Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-6212).



                                                              ERNST & YOUNG LLP


Chicago, Illinois
November 30, 1999